EXHIBIT 10.1

EXECUTION COPY

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

BETWEEN

ZENITH NATIONAL INSURANCE CORP.

AND

STANLEY R. ZAX

1.  Zenith National Insurance Corp. (“Zenith”) and Stanley R. Zax (“Employee”) are parties to that certain Amended and Restated Employment Agreement with an Effective Date of December 11, 1997 (the “Employment Agreement”).  Capitalized terms have the meaning ascribed to them in the Employment Agreement, unless otherwise defined herein.

2.  This Amendment dated as of October 12, 2004 is hereby made a part of, and expressly incorporated into, the Employment Agreement as an amendment thereto.  In the event any provision of this Amendment and any provision of the Employment Agreement are inconsistent or conflicting, the inconsistent or conflicting provision of this Amendment shall control.

3.  The parties agree to amend the Employment Agreement, as follows:

A.     The first Recital is modified to delete the position as President of Zenith Insurance Company.

B.      Section 3, Term of Employment, is deleted in its entirety and the following is substituted therefor:

3.  Term of Employment.  The term of employment hereunder shall be a period commencing on the Effective Date and terminating December 31, 2009 (“Expiration Date”) unless sooner terminated as elsewhere provided herein (“Term of Employment”).

C.      Section 4.1 is deleted in is entirety and the following is substituted therefor:

4.1  Employee shall be paid the following amounts, subject to such other increases as the Board of Directors of Zenith may from time to time determine (“Base Compensation”):

(a)  From the Effective Date through December 31, 2000:  $1,000,000 per year;

(b)  From January 1, 2001 through December 31, 2002:  $1,200,000 per year;

(c)  From January 1, 2003 through December 31, 2004:  $1,350,000 per year;

(d)  From January 1, 2005 through December 31, 2006:  $1,500,000 per year;

(e)  From January 1, 2007 through December 31, 2009:  $1,500,000 per year;

Except as specifically modified herein, the parties expressly reaffirm the terms and conditions of the Agreement.

Zenith National Insurance Corp.		Employee

By:	/s/ William J. Owen	/s/ Stanley R. Zax
William J. Owen		Stanley R. Zax
Sr. Vice President
As agent for and on behalf of Zenith and each and all of its subsidiaries (“Employer”)